                                                              Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-58063, 33-52575, 33-66170, 33-51475,
   33-55748,  33-42950,   33-52579,  33-40099,  and  33-5332)  and  in  the
   Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 33-11635 and 33-22897) of Amoco Corporation of our report dated February 28, 1995 appearing on page 4 of this Current Report on Form 8-K.






   PRICE WATERHOUSE LLP

   Chicago, Illinois
   April 5, 1995